As filed with the Securities and Exchange Commission on April____, 2002
                                                           Reg.  No. 33


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                           IBIZ TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)
     Florida                                        86-0933890
(State or other jurisdiction of                  (I.R.S. Employer
incorporation  or  organization)                 Identification  No.)


              2238 West Lone Cactus Drive, #200, Phoenix, AZ 85021
                                 (623) 492-9200
                    (Address of principal executive offices)
                ________________________________________________

                       ADVISORY AND CONSULTING AGREEMENTS
                              (Full title of plan)
                                   Barry Clark
                                    Mark Baum
                       ________________________________

                                Kenneth Shilling
                                  President/CEO
                        2238 West Lone Cactus Drive, #200
                                Phoenix, AZ 85021
                     (Name and address of agent for service)
                                 (623) 492-9200
          (Telephone number, including area code of agent for service)

                                    Copy to:
                                The Baum Law Firm
                               Mark L. Baum, Esq.
                           City National Bank Building
                              4274 Executive Square
                             Second Floor, Suite 210
                           La Jolla, California 92037
                                 (858) 638-7878




                                  CALCULATION OF REGISTRATION FEE
                                  -------------------------------


                      Proposed maximum   Proposed maximum
Title of securities.  Amount to be       offering price     Aggregate offering    Amount of
to be registered . .  Registered (1)     per share          Price (2)             Registration fee
--------------------  -----------------  -----------------  --------------------  -----------------

Common Stock
(.001 par value) . .         35,000,000  $             .01  $            350,000  $           87.50
--------------------  -----------------  -----------------  --------------------  -----------------


     (1) Represents 35,000,000 shares underlying options being granted to consultants.

     (2) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1993.


                                     PART I

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  by  Reference

     The following documents filed by iBIZ Technology Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") (SEC File Number 000-27619) are incorporated by reference herein, except to the extent that any statement or information therein is modified, superceded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

     (a) the Company's annual report on Form 10-KSB for the fiscal year ended October 31, 2001 filed on February 27, 2002;

     (b) the Registrant's Form 10SB-12G filed on December 15, 1999 and all other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 15, 1999 through the date hereof;

     (c) any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item  4.  Description  of  Securities

     Not  applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel

     Mark L. Baum, Esq., does consulting work for iBIZ Technology Corporation from time to time. Specifically, Mr. Baum is currently engaged to perform various services or the Registrant, and he shall assist in the efforts so stated in the consulting agreement attached hereto. For his efforts, Mr. Baum is being compensated through stock options in the amounts stated in the same consulting agreement.

Item  6.  Indemnification  of  Directors  and  Officers

         iBIZ's Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of iBIZ shall not be personally liable to iBIZ or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of iBIZ's Articles of Incorporation, as amended, is to eliminate the right of iBIZ and its shareholders (through shareholders' derivative suits on behalf of iBIZ) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. iBIZ believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Experts

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-KSB) for the year ended October 31, 2001 have been audited by Moffitt & Co., certified public accounts, as set forth in their report thereon included therein and incorporated herein by reference. Reference is made to said report, which includes explanatory paragraphs that describe the Company's ability to continue as a going concern, discussed in the notes to the Company's Consolidated Financial Statements. Such financial statements are incorporated herein in reliance upon the reports of Moffitt & Co., CPA, pertaining to such financial statements (to the extent filed with the Commission) given upon the authority of such firm as experts in giving such reports.

Item  7.  Exemption  from  Registration  Claimed

Not  applicable.

Item  8.     Exhibits

     The Exhibits to this registration statement are listed in the index to Exhibits on page 9.

Item  9.  Undertakings

(a)     The  undersigned  registrant  hereby  undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on April 16, 2002.

                                                  IBIZ  Technology  Corporation



                                               /s/   Kenneth  Shilling
                                               ------------------------
                                               Kenneth  Shilling,  President/CEO


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark L. Baum, each of them acting individually as his attorney-in-fact, each with full power of substitution and re-substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to al intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                         Date
---------                       -----                         ----

/s/  Kenneth  Shilling          President/CEO                 April  16, 2002
----------------------
Kenneth  Shilling






                                INDEX TO EXHIBITS



Exhibit                                                          Sequentially
NO.                            Description                       Numbered  Pages
---                            -----------                       ---------------


4.1     Consulting  Agreements
           (a)     Barry  Clark
           (b)     Mark  Baum

5.1     Opinion  of  Counsel,  regarding  the  legality  of  the securities registered  hereunder.

23.1    Consent  of  Moffitt  &  Co.,  CPA.

23.2    Consent  of  Counsel  (included  as  part  of  Exhibit  5.1)

24       Power  of  Attorney  (Contained  within  Signature  Page)